UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                         Date of Report: March 13, 2006
                 Date of earliest event reported: March 8, 2006


                            Sterling Chemicals, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                      000-50132             76-0502785
(State or other jurisdiction of        (Commission           (IRS Employer
         incorporation)                File Number)          Identification No.)


   333 Clay Street, Suite 3600, Houston, Texas                  77002-4109
    (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (713) 650-3700

                                 Not Applicable
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02.   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
             DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

           On March 8, 2006, Marc S. Kirschner tendered his resignation from our Board of Directors and Environmental, Health and Safety Committee.

           On March 10, 2006, the holders of our Series A Convertible Preferred Stock, acting by written consent, appointed Karl W. Schwarzfeld to fill a vacancy on our Board of Directors in a seat previously held by a person elected by holders of our Series A Convertible Preferred Stock. Mr. Schwarzfeld is employed by Resurgence Asset Management, L.L.C. ("Resurgence").

           Resurgence has beneficial ownership of a substantial majority of the voting power of our equity securities due to its investment and disposition authority over securities owned by its and its affiliates' managed funds and accounts. Currently, Resurgence has beneficial ownership of over 98% of our Series A Convertible Preferred Stock and over 60% of our common stock, representing ownership of over 80% of the total voting power of our equity. The holders of our Series A Convertible Preferred Stock are entitled to designate a number of our directors roughly proportionate to their overall equity ownership, but in any event not less than a majority of our directors as long as they hold in the aggregate at least 35% of the total voting power of our equity. As a result, these holders have the ability to control our management, policies and financing decisions, elect a majority of our Board and control the vote on most matters presented to a vote of our stockholders. Pursuant to established policies of Resurgence, all director compensation earned by its employees for service on our Board of Directors is paid to Resurgence. During 2005, we paid Resurgence an aggregate amount equal to $177,500 related to director compensation for Messrs. Byron J. Haney and Philip M. Sivin, two of our directors who are employed by Resurgence and continue to serve on our Board of Directors, and for Messrs. Marc S. Kirschner, Keith R. Whittaker and Robert T. Symington, three of our former directors who were employees of Resurgence at the time such compensation was earned. We also reimbursed Resurgence an immaterial amount of direct, out-of-pocket expenses incurred in connection with these persons services as directors. As with our other directors that are employees of Resurgence, any director compensation earned by Mr. Schwarzfeld is expected to be paid to Resurgence pursuant to its established policies.

           As of the date hereof, there are no plans to appoint Mr. Schwarzfeld to any Commitees of our Board of Directors.


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
                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 13, 2006
                                     Sterling Chemicals, Inc.


                                     By:  /s/ Richard K. Crump
                                         ---------------------------------------
                                         Richard K. Crump
                                         President and Chief Executive Officer
















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